Process Update *** • Merger agreement sent to Violet on Sunday, 9/25 • Receipt of $24.60 per share revised proposal by Violet on Wednesday, 9/28 ‒ Requires at least $675MM rollover from • • Targeting signing over the weekend of 10/8 with announcement pre-market open on Monday, 10/10 • No other parties, apart from Violet, actively involved in process at this point: ‒ No previously contacted parties have shown renewed interest since the 13D filing ‒ 13D filing has not prompted outreach to Morgan Stanley by new parties interested in participating in the process PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 2

Key Topics • Violet feedback – price, financing ‒ Our response • Merger agreement • Voting agreements from KKR and Elephant • KKR “rollover” • Kevin Mitnick shares/voting/rollover • Diligence focus areas ‒ Q3 results; designing new equity incentive programs; channel partners • Overall timing PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 3

o t h P y Respond1 n n R ived Initial Bid ece �� ����� , Morgan Stanley Bidder Outreach Progress Detail Compan Connected Earnings Pack NOA Signed M Sc eduled Meeting Held y P h ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ xx ✓ ✓ ✓ ✓ ✓ xx ✓ xx ✓ ✓ ✓ ✓ ✓ ✓ xx ✓ ✓ ✓ ✓ ✓ X ✓ ✓ X ✓ X ✓ X ✓ ✓ ✓ ✓ ✓ X ✓ ✓ ✓ ✓ ✓ X ✓ xx ✓ ✓ ✓ ✓ ✓ ✓ xx ✓ ✓ X ✓ X ✓ ✓ ✓ ✓ X ✓ ✓ ✓ ✓ ✓ X ✓ Re-outreach post Violet 13-D Filing No Interest Re-confirmed no interest post Violet 13-D Filing X >( PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 4 ***

19 Morgan Stanley Process Calendar October September Wed Sun Mon Tues Wed Thurs Fri Sat Sun Mon Tues Thurs Fri Sat *** 6 2 3 4 5 6 7 8 4 5 7 8 9 10 Model DD Tax DD Management - - P&T Diligence Potential Labor Day - ·- . Signing ARR DD - Weekend P&TDD ·- . - GTMDD ·- 9 10 11 12 13 14 15 11 14 15 16 17 12 13 Regional P&T Follow P&T Follow - Initial Potential Tax DD Up Up Bid@ Announcement $24/share ·- Date ,,., ,,. - - - - ... ( At the direction of the Special\ Committee, Morgan Stanley I 1 I spoke with - and 16 17 18 20 21 22 18 1 22 23 24 I - about their interest in a I I roll and communicated their 1 - 130\ feedback to- ✓ - - - - • - - - - and Orange Q3 Financial Labor and press Model DD G&A and Update Legal DD release are Systems DD ·- ·- filed with ·- Initial Bid 23 24 25 26 27 28 29 25 26 27 28 29 30 1 Merger - Agreement Updated Bid Sent to @$24.60 /share - Counsel ED Meeting Dates Significant Process Date PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 5 ·- ·- ·- ·-

Morgan Stanley

Illustrative Valuation Matrix

$MM other than per share data, unless otherwise noted

	Price	Premium / (Discount) To: Unaffected	Premium / (Discount) To: 30-Day Avg.	Premium / (Discount) To: 52 Wk. High	Fully Diluted EV (Bn)	Agg. Value (Bn)	Street Case AV / Revenue CY2022E	Street Case AV / Revenue CY2023E	Street Case P / FCF CY2022E	Street Case P / FCF CY2023E	Management Case AV / Revenue CY2022E	Management Case AV / Revenue CY2023E	Management Case P / FCF CY2022E	Management Case P / FCF CY2023E
	Metric	$17.30	$19.10	$27.40	$3.2	$2.9	$334	$416	$80	$104	$336	$440	$92	$107
	Growth Rate / Margin						*36%*	*25%*	*24%*	*25%*	*36%*	*31%*	*28%*	*24%*
Unaffected	$17.30	0%	(9%)	(37%)	$3.2	$2.9	8.6x	6.9x	40.1x	30.7x	8.6x	6.6x	34.7x	29.8x
Violet IOI	$24.00	39%	26%	(12%)	$4.5	$4.1	12.4x	9.9x	55.8x	42.6x	12.3x	9.4x	48.2x	41.4x
Violet Revised IOI 1	$24.60	42%	29%	(10%)	$4.6	$4.2	12.7x	10.2x	57.2x	43.7x	12.7x	9.6x	49.4x	42.5x
	$25.00	45%	31%	(9%)	$4.6	$4.3	12.9x	10.4x	58.1x	44.4x	12.9x	9.8x	50.2x	43.2x
	$25.25	46%	32%	(8%)	$4.7	$4.4	13.1x	10.5x	58.7x	44.9x	13.0x	9.9x	50.7x	43.6x
	$25.50	47%	34%	(7%)	$4.7	$4.4	13.2x	10.6x	59.3x	45.3x	13.2x	10.0x	51.2x	44.0x
	$25.75	49%	35%	(6%)	$4.8	$4.5	13.4x	10.7x	59.9x	45.8x	13.3x	10.1x	51.7x	44.5x
	$26.00	50%	36%	(5%)	$4.8	$4.5	13.5x	10.8x	60.5x	46.2x	13.4x	10.2x	52.2x	44.9x
	$26.25	52%	37%	(4%)	$4.9	$4.6	13.6x	11.0x	61.0x	46.7x	13.6x	10.3x	52.7x	45.3x
Orange Counter Proposal 1	$26.50	53%	39%	(3%)	$4.9	$4.6	13.8x	11.1x	61.6x	47.1x	13.7x	10.4x	53.2x	45.8x

Source: CapIQ, Thomson Consensus

Notes

1. Market data and consensus estimates as of 9/27/2022
2. FCF defined as operating cash flow less capital expenditures

PROJECT ORANGE

PRELIMINARY AND CONFIDENTIAL DRAFT

8

APPENDIX Supplemental Information PRELIMINARY AND CONFIDENTIAL DRAFT 9

Morgan Stanley *** - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - (ii) - - - - - - - - - - - - - - -.. - - - - - - - - - - - - - - - - - - -- ■ I I I ■ I I I ■ ■ I I • • • • • • • - - - • • • - • • • • • • • • • • • • • • • • • • ■ ■ I ■ ■ I I I - ■ ■ ■ Source: SEC Schedule 14A Filings, Press Releases, CapitalQ Notes 1. 2. 3. PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 10

CONFIDENTIAL Morgan Stanley Illustrative Equity Rollover Impact on Equity Check Required by Sponsor ------------ ( I *** I f ILLUSTRATIVE EXAMPLES ONLY L---- ----- ---- ------ ----- ------------------- ---- ----- [�- 3 3 ( ) ( ) Low Mid High Percent Amount Value a Percent Amount Amount Percent Investor Shares $24.60 Rolled Rolled Rolled Rolled Rolled Rolled - - ■ - - - - - - - ■ - - - - - - - - - - - - - - - - - ■ - - - - Subtotal - - - - -· Subtotal Rolled as% Total FD Equity - - - - - - - - - - - Total - - - - -· Rolled as % Total FD Equity - - - Notes 1. 2. 3. 11

Legal Disclaimer We have prepared this document solely for informational purposes. You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. You and your directors, officers, employees, agents and affiliates must hold this document and any oral information provided in connection with this document in strict confidence and may not communicate, reproduce, distr bute or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately. We have prepared this document and the analyses contained in it based, in part, on certain assumptions and information obtained by us from the recipient, its directors, officers, employees, agents, affiliates and/or from other sources. Our use of such assumptions and information does not imply that we have independently verified or necessarily agree with any of such assumptions or information, and we have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this document. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. We and our affiliates and our and their respective officers, employees and agents expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, that any transaction has been or may be effected on the terms or in the manner stated in this document, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any. Any views or terms contained herein are preliminary only, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are therefore subject to change. We undertake no obligation or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. We have (i) assumed that any forecasted financial information contained herein reflects the best available estimates of future financial performance, and (ii) not made any independent valuation or appraisal of the assets or liabilities of any company involved in any proposed transaction, nor have we been furnished with any such valuations or appraisals. The purpose of this document is to provide the recipient with a preliminary valuation for discussion purposes in connection with a potential transaction. This document and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this document. This document does not constitute and should not be considered as any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report and was not prepared by the research department of Morgan Stanley or any of its affiliates. Notwithstanding anything herein to the contrary, each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the proposed transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, tax structure is limited to facts relevant to the U.S. federal and state income tax treatment of the proposed transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This document is provided by Morgan Stanley & Co. LLC and/or certain of its affiliates or other applicable entities, which may include Morgan Stanley Realty Incorporated, Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A., Morgan Stanley & Co. International plc, Morgan Stanley Securities Limited, Morgan Stanley Bank AG, Morgan Stanley MUFG Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley Asia Limited, Morgan Stanley Australia Securities Limited, Morgan Stanley Australia Limited, Morgan Stanley Asia (Singapore) Pte., Morgan Stanley Services Limited, Morgan Stanley & Co. International plc Seoul Branch and/or Morgan Stanley Canada Limited Unless governing law permits otherwise, you must contact an authorized Morgan Stanley entity in your jurisdiction regarding this document or any of the information contained herein. © Morgan Stanley and/or certain of its affiliates. All rights reserved. 13 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT